NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FOURTH QUARTER AND
FULL YEAR RESULTS

OLNEY, MARYLAND, January 29, 2009 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced a net loss available to common shareholders for the fourth quarter of 2008 of $3.8 million ($.23 per diluted share) compared to net income of $8.4 million ($.51 per diluted share) for the fourth quarter of 2007 and net income of $5.4 million ($.33 per diluted share) for the third quarter of 2008. The fourth quarter of 2008 includes a pre-tax impairment charge of $1.9 million to write down the remaining value of goodwill in the Company’s leasing subsidiary, The Equipment Leasing Company, and a provision for loan and lease losses of $17.8 million, related primarily to the residential real estate development portfolio.

Net income available to common shareholders for the year ending December 31, 2008 totaled $15.4 million ($.94 per diluted share) compared to net income of $32.3 million ($2.01 per diluted share) for the prior year. The results for the current year include a total goodwill impairment charge of $4.2 million relating to The Equipment Leasing Company and a provision for loan and lease losses for the year of $33.2 million.

“This increased provision reflects our recognition of the continuing decline in economic conditions both nationwide and across our markets. This increase to the reserve is due to internal risk rating downgrades to existing credits, charge-offs and additional specific reserves primarily associated with  loans in our residential real estate development portfolio,” said Daniel J. Schrider, president and chief executive officer. “We have put into place additional staffing and reporting tools to enhance our ability to monitor our credit quality and to identify and expeditiously deal with problem credits as they arise.”

“While our non-performing assets increased from the third quarter, we continue to believe that our conservative loan underwriting standards and our comprehensive methodology for risk-rating our loans will serve us well for the long term as we manage through this tough economic cycle. Concurrently, we are working hard to maintain control over operating expenses.”

“We continue to focus on sustaining our position as a long-term independent competitor in the Mid-Atlantic community banking landscape. Pursuant to this goal, we applied for and received in the fourth quarter $83 million in new capital through the sale of preferred stock to the U. S. Treasury. We believe this will help us to remain well-capitalized as we work out existing problem credits and continue to originate new loans to qualifying customers,” said Schrider. “We are committed to retaining and supporting our existing customers through the highest level of customer service and the delivery of quality products.”

Fourth Quarter and Full Year Highlights:

•
The provision for loan and lease losses totaled $17.8 million for the quarter compared to $1.7 million for the fourth quarter of 2007 and $6.5 million for the third quarter of 2008. For the year, the provision for loan and lease losses totaled $33.2 million compared to $4.1 million in 2007.  These increases were in response to internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio.

•
As previously disclosed, the Company recognized a pre-tax impairment charge of $1.9 million in the fourth quarter of 2008 and $4.2 million for the full year relating to the write down of the remaining value of goodwill in our leasing subsidiary, The Equipment Leasing Company, based on completion of Phase II of its impairment analysis.

•
During the fourth quarter of 2008 the company completed the sale of 83,094 shares of preferred stock under the U. S. Treasury’s Capital Purchase Program for $83 million. The preferred stock carries a 5% annual dividend yield for five years, and a 9% annual dividend yield thereafter. In addition, the U.S. Treasury also received a warrant to purchase up to 651,547 shares of Sandy Spring Bancorp common stock at an exercise price of $19.13.

•
The net interest margin declined to 3.73% for the fourth quarter compared to 4.19% for the fourth quarter of 2007 and 4.02% for the third quarter of 2008. For the year, the net interest margin declined to 3.92% compared to 4.13% for 2007.

•
Noninterest expenses increased 8% for the quarter compared to the fourth quarter of 2007 and increased 8% versus the third quarter of 2008. Excluding the goodwill impairment charge in the fourth quarter of 2008, noninterest expenses remained even compared to the fourth quarter of 2007 and declined 4% compared to the third quarter of 2008. For the full year of 2008, noninterest expenses increased 2% compared to 2007. Excluding the goodwill impairment charges and a pre-tax pension credit of $1.5 million recognized in the third quarter of 2008, noninterest expenses were virtually even versus the prior year. These results are consistent with the Company’s expectations for project LIFT, the Company’s previously disclosed initiative for managing operating expenses.

•
The Company as of December 31, 2008 had a total risk-based capital ratio of 13.82%, a tier 1 risk-based capital ratio of 12.56% and a capital leverage ratio of 11.00%.  Capital adequacy, as measured by these ratios, was above the “well-capitalized” regulatory requirement levels for the Company.

Review of Balance Sheet and Credit Quality

Comparing December 31, 2008 balances to December 31, 2007, total assets increased 9% to $3.3 billion due mainly to growth in the commercial loan portfolio. Total loans and leases increased 9% to $2.5 billion compared to the prior year. This increase in loans was comprised mainly of a 13% increase in commercial loans.  Total loans remained virtually the same compared to the third quarter of 2008.

Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 3% to $2.4 billion at December 31, 2008 compared to the prior year.  Such customer funding sources increased 5% compared to the third quarter of 2008.  These increases were due primarily to growth resulting from higher rates offered on selected certificate of deposit products and the Company’s new Premier money market account. Borrowings from the Federal Home Loan Bank of Atlanta increased 41% to $413 million compared to the prior year. Compared to the third quarter of 2008, such borrowings decreased 15%. The increase over the prior year was necessary to fund loan growth. The decrease compared to the third quarter of 2008 was due primarily to growth in interest bearing deposits.

Stockholders’ equity totaled $391.9 million at December 31, 2008, and represented 12.0% of total assets, compared to 10.4% at December 31, 2007.  The Company at December 31, 2008 recorded a total risk-based capital ratio of 13.82%, a tier 1 risk-based capital ratio of 12.56% and a capital leverage ratio of 11.00% which were all above “well capitalized” regulatory requirement levels. These ratios reflect the effect of the sale of $83 million in preferred stock under the U. S. Treasury’s Capital Purchase Program.

The provision for loan and lease losses totaled $17.8 million for the fourth quarter of 2008 compared to $1.7 million for the fourth quarter of 2007 and $6.5 million for the third quarter of 2008. As discussed above, these increases were primarily due to internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio. For the year, the provision for loan and lease losses totaled $33.2 million compared to $4.1 million in 2007. This increase was also due to internal risk rating downgrades, charge-offs and additional specific reserves particularly with respect to loans in the residential real estate portfolio.

Loan charge-offs, net of recoveries totaled $5.5 million for the fourth quarter of 2008 compared to $0.2 million for the fourth quarter of 2007 and $1.7 million for the third quarter of 2008. For the year, loan charge-offs, net of recoveries were $7.8 million compared to $1.3 million for 2007. The allowance for loan and lease losses represented 2.03% of outstanding loans and leases and 70% of non-performing assets at December 31, 2008 compared to 1.10% of outstanding loans and leases and 72% of non-performing assets at December 31, 2007.

Non-performing assets totaled $72.2 million at December 31, 2008 compared to $68.4 million at September 30, 2008 and $34.9 million at December 31, 2007. The increase over the third quarter of 2008 was due primarily to three commercial loans and one commercial residential real estate loan together totaling $5.2 million. The increase over the prior year also reflects six residential real estate development loans, in addition to the four loans mentioned above, totaling $22.6 million.

Income Statement Review

Comparing the fourth quarter of 2008 and 2007, net interest income decreased by $0.7 million, or 3%, due primarily to the growth in nonperforming assets and the decline in market interest rates due to the effect of interest rate cuts by the Federal Reserve throughout 2008. Such activity caused loan yields to decline faster than rates paid on deposits. These factors produced a net interest margin decrease to 3.73% in 2008 from 4.19% in 2007.

Noninterest income decreased to $11.0 million in the fourth quarter of 2008 as compared to $11.4 million in the fourth quarter of 2007, a decrease of 4%.  Service charges on deposit accounts increased 3% due primarily to higher overdraft fees while fees on sales of investment products increased 79% due to higher sales of annuities. These increases were offset by decreases in gains on sales of mortgage loans of 13% due to lower mortgage volumes reflecting market conditions and 15% in trust and investment management fees also reflecting market conditions. Other noninterest income also decreased 19% compared to the fourth quarter of 2007.

Noninterest expenses were $27.2 million in the fourth quarter of 2008 compared to $25.3 million in the fourth quarter of 2007, an increase of $1.9 million or 8%. Excluding the goodwill impairment charge mentioned above, noninterest expenses remained even compared to the prior year. Salaries and benefits expenses increased 1%, while occupancy and equipment expenses increased 3%. These increases were largely offset by decreases in marketing, outside data services and other noninterest expenses. The overall noninterest expense performance reflects the effect of stringent expense controls implemented as part of project LIFT.

Comparing the year ended December 31, 2008 and 2007, net interest income increased by $3.6 million, or 3%, due primarily to growth in the loan portfolio. The effect of such loan growth was offset to a great extent by a higher level of nonperforming assets, the decline in market interest rates and to higher rates offered to attract deposits.  These factors produced a net interest margin decrease to 3.92% in 2008 from 4.13% in 2007.

Noninterest income increased to $46.2 million for the year ended December 31, 2008 compared to $44.3 million in 2007, an increase of 4%. Service charges on deposit accounts increased 15% due primarily to higher overdraft fees while fees on sales of investment products increased 16% due to higher sales of annuities. These increases were somewhat offset by decreases of 16% in gains on sales of mortgage loans due to lower mortgage volumes reflecting market conditions and 11% in insurance agency commissions due to lower fees on commercial lines and reduced contingency fees.

Noninterest expenses were $102.1 million in 2008 compared to $99.8 million in 2007, an increase of $2.3 million or 2%. Excluding the goodwill impairment charges and the pre-tax pension credit in the third quarter of 2008, noninterest expenses remained virtually level compared to the prior year. While FDIC insurance premiums increased $1.3 million over 2007, this increase was offset by a decrease of $1.5 million in merger expenses recognized in 2007. Intangibles amortization increased $0.4 million as a result of two bank acquisitions completed in 2007.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter and full year results today at 2:00 P.M. (ET).   A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-795-3604; a password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) February 28, 2009.  A telephone voice replay will also be available during that same time period at 888-203-1112.  Please use pass code #1250457 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.3 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:	DSchrider@sandyspringbank.com PMantua@sandyspringbank.com
Web site:  www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2007, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31,		%		December 31,		%
	2008	2007	Change		2008	2007	Change
Profitability for the period:
Net interest income	$26,674	$27,400	(3	) %	$108,459	$104,826	3%
Provision for loan and lease losses	17,791	1,725	931		33,192	4,094	711
Noninterest income	10,973	11,380	(4)		46,243	44,289	4
Noninterest expenses	27,233	25,316	8		102,089	99,788	2
Income (loss) before income taxes	(7,377)	11,739	(163)		19,421	45,233	(57)
Net income (loss)	$(3,436)	$8,367	(141)		$15,779	$32,262	(51)
Net income (loss) available to common shareholders	$(3,770)	$8,367	(145)		$15,445	$32,262	(52)

Return on average assets (1)	(0.46)%	1.10%			0.49%	1.10%
Return on average common equity (1)	(4.70)%	10.69%			4.84%	11.12%
Net interest margin	3.73%	4.19%			3.92%	4.13%
Efficiency ratio - GAAP *	72.34%	65.28%			65.99%	66.92%
Efficiency ratio - Non-GAAP *	62.41%	60.22%			59.88%	61.92%

Per share data:
Basic net income (loss) per share	$(0.21)	$0.51	(141	) %	$0.96	$2.01	(52	) %
Basic net income (loss) per common share	(0.23)	0.51	(145)		0.94	2.01	(53)
Diluted net income (loss) per share	(0.21)	$0.51	(141	) %	0.96	$2.01	(52	) %
Diluted net income (loss) per common share	(0.23)	0.51	(145)		0.94	2.01	(53)
Dividends declared per common share	0.24	0.23	4		0.96	0.92	4
Book value per common share	19.05	19.31	(1)		19.05	19.31	(1)
Average fully diluted shares	16,434,214	16,422,161			16,429,471	16,087,310

At period-end:
Assets	$3,313,638	$3,043,953	9%		$3,313,638	$3,043,953	9%
Deposits	2,365,257	2,273,868	4		2,365,257	2,273,868	4
Total loans and leases	2,490,646	2,277,031	9		2,490,646	2,277,031	9
Securities	492,491	445,273	11		492,491	445,273	11
Stockholders' equity	391,862	315,640	24		391,862	315,640	24

Capital and credit quality ratios:
Average equity to average assets	10.59%	10.33%			10.31%	9.89%
Allowance for loan and lease losses to loans and leases	2.03%	1.10%			2.03%	1.10%
Nonperforming assets to total assets	2.18%	1.15%			2.18%	1.15%
Annualized net charge-offs to average loans and leases	0.88%	0.01%			0.32%	0.06%

(1) Calculation utilizes net income available to common shareholders

* The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.
The non-GAAP efficiency ratio excludes intangible asset amortization, the goodwill impairment loss and the pension prior service credit from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Noninterest expenses–GAAP	$27,233	$25,316	$102,089	$99,788
Net interest income plus noninterest income–
GAAP	37,647	38,780	154,702	149,115

Efficiency ratio–GAAP	72.34%	65.28%	65.99%	66.92%

Noninterest expenses–GAAP	$27,233	$25,316	$102,089	$99,788
Less non-GAAP adjustment:
Goodwill Impairment Loss	1,909	0	4,159	0
Amortization of intangible assets	1,103	1,124	4,447	4,080
Plus non-GAAP adjustment:
Pension prior service credit	0	0	1,473	0
Noninterest expenses– Non-GAAP	24,221	24,192	94,956	95,708

Net interest income plus noninterest income–
GAAP	37,647	38,780	154,702	149,115
Plus non-GAAP adjustment:
Tax-equivalency	1,164	1,410	4,545	5,506
Less non-GAAP adjustments:
Securities gains	1	15	663	43
Net interest income plus noninterest
income – traditional ratio	38,810	40,175	158,584	154,578

Efficiency ratio – Non-GAAP	62.41%	60.22%	59.88%	61.92%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	December 31,
	2008	2007
Assets
Cash and due from banks	$44,738	$63,432
Federal funds sold	60,027	22,055
Interest-bearing deposits with banks	464	365
Cash and cash equivalents	105,229	85,852

Residential mortgage loans held for sale (at fair value)	11,391	7,089
Investments available-for-sale (at fair value)	291,727	186,801
Investments held-to-maturity - fair value of $175,908
and $240,995, respectively	171,618	234,706
Other equity securities	29,146	23,766

Total loans and leases	2,490,646	2,277,031
Less: allowance for loan and lease losses	(50,526)	(25,092)
Net loans and leases	2,440,120	2,251,939

Premises and equipment, net	51,410	54,457
Other real estate owned	2,860	461
Accrued interest receivable	11,810	14,955
Goodwill	76,248	76,585
Other intangible assets, net	12,183	16,630
Other assets	109,896	90,712
Total assets	$3,313,638	$3,043,953

Liabilities
Noninterest-bearing deposits	$461,517	$434,053
Interest-bearing deposits	1,903,740	1,839,815
Total deposits	2,365,257	2,273,868

Short-term borrowings	421,074	373,972
Long-term borrowings	66,584	17,553
Subordinated debentures	35,000	35,000
Accrued interest payable and other liabilities	33,861	27,920
Total liabilities	2,921,776	2,728,313

Stockholders' Equity
Preferred stock -- par value $1.00 (liquidation preference of $1,000 per share ) shares authorized 83,094 and 0, respectively; shares issued and outstanding 83,094 and 0, respectively (discount of
$3,654,000 and 0, respectively)	79,440	0
Common stock -- par value $1.00; shares authorized 49,916,906 and 50,000,000, respectively; shares issued and outstanding
16,398,523 and 16,349,317, respectively	16,399	16,349
Warrants	3,699	0
Additional paid in capital	85,486	83,970
Retained earnings	214,410	216,376
Accumulated other comprehensive loss	(7,572)	(1,055)
Total stockholders' equity	391,862	315,640
Total liabilities and stockholders' equity	$3,313,638	$3,043,953

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Interest income:
Interest and fees on loans and leases	$36,337	$39,967	$148,765	$152,723
Interest on loans held for sale	118	114	436	815
Interest on deposits with banks	3	42	82	1,123
Interest and dividends on securities:
Taxable	2,428	3,157	10,177	13,989
Exempt from federal income taxes	2,088	2,392	8,800	10,168
Interest on federal funds sold	56	437	585	2,157
Total interest income	41,030	46,109	168,845	180,975
Interest expense:
Interest on deposits	9,886	14,653	42,816	59,916
Interest on short-term borrowings	3,326	3,408	13,212	13,673
Interest on long-term borrowings	1,144	648	4,358	2,560
Total interest expense	14,356	18,709	60,386	76,149
Net interest income	26,674	27,400	108,459	104,826
Provision for loan and lease losses	17,791	1,725	33,192	4,094
Net interest income after provision for loan and lease losses	8,883	25,675	75,267	100,732
Noninterest income:
Securities gains	1	15	663	43
Service charges on deposit accounts	3,297	3,211	12,778	11,148
Gains on sales of mortgage loans	516	590	2,288	2,739
Fees on sales of investment products	928	518	3,475	2,989
Trust and investment management fees	2,201	2,581	9,483	9,588
Insurance agency commissions	1,183	1,203	5,908	6,625
Income from bank owned life insurance	719	732	2,902	2,829
Visa check fees	691	747	2,875	2,784
Other income	1,437	1,783	5,871	5,544
Total noninterest income	10,973	11,380	46,243	44,289
Noninterest expenses:
Salaries and employee benefits	13,441	13,343	53,015	55,207
Occupancy expense of premises	2,612	2,288	10,762	10,360
Equipment expenses	1,642	1,829	6,156	6,563
Marketing	652	674	2,163	2,237
Outside data services	1,054	1,094	4,373	3,967
Amortization of intangible assets	1,103	1,124	4,447	4,080
Goodwill impairment loss	1,909	0	4,159	0
Other expenses	4,820	4,964	17,014	17,374
Total noninterest expenses	27,233	25,316	102,089	99,788
Income (loss) before income taxes	(7,377)	11,739	19,421	45,233
Income tax expense (benefit)	(3,941)	3,372	3,642	12,971
Net income (loss)	(3,436)	$8,367	$15,779	$32,262
Preferred stock dividends and discount accretion	334	0	334	0
Net income (loss) available to common shareholders	$(3,770)	$8,367	$15,445	$32,262

Basic net income (loss) per share	$(0.21)	$0.51	$0.96	$2.01
Basic net income (loss) per common share	(0.23)	0.51	0.94	2.01
Diluted net income (loss) per share	(0.21)	0.51	0.96	2.01
Diluted net income (loss) per common share	(0.23)	0.51	0.94	2.01
Dividends declared per common share	0.24	0.23	0.96	0.92

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)
(Dollars in thousands, except per share data)

	2008				2007
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$42,194	$43,228	$42,906	$45,062	$47,519	$48,405	$47,378	$43,179
Interest expense	14,356	13,961	14,726	17,343	18,709	19,746	19,815	17,879
Tax-equivalent net interest income	27,838	29,267	28,180	27,719	28,810	28,659	27,563	25,300
Tax-equivalent adjustment	1,164	1,180	1,061	1,140	1,410	1,447	1,364	1,285
Provision for loan and lease losses	17,791	6,545	6,189	2,667	1,725	750	780	839
Noninterest income	10,973	10,879	11,695	12,696	11,380	11,130	10,873	10,906
Noninterest expenses	27,233	25,267	24,886	24,703	25,316	25,899	24,959	23,614
Income (loss) before income taxes	(7,377)	7,154	7,739	11,905	11,739	11,693	11,333	10,468
Income tax expense (benefit)	(3,941)	1,795	2,088	3,700	3,372	3,512	3,164	2,923
Net Income (loss)	(3,436)	5,359	5,651	8,205	8,367	8,181	8,169	7,545
Net Income (loss) available to common shareholders	(3,770)	5,359	5,651	8,205	8,367	8,181	8,169	7,545
Financial ratios:
Return on average assets	(0.42)%	0.67%	0.73%	1.07%	1.10%	1.08%	1.10%	1.12%
Return on average common equity	(4.70)%	6.64%	7.09%	10.45%	10.69%	10.55%	11.45%	11.96%
Net interest margin	3.73%	4.02%	3.96%	3.99%	4.19%	4.16%	4.08%	4.07%
Efficiency ratio - GAAP*	72.34%	64.84%	64.11%	62.90%	65.28%	67.55%	67.33%	67.62%
Efficiency ratio - Non-GAAP *	62.41%	58.27%	59.73%	59.18%	60.22%	62.30%	62.26%	63.01%
Per share data:
Basic net income (loss) per share	$(0.21)	$0.33	$0.35	$0.50	$0.51	$0.50	$0.51	$0.49
Basic net income (loss) per common share	$(0.23)	$0.33	$0.35	$0.50	$0.51	$0.50	$0.51	$0.49
Diluted net income (loss) per share	$(0.21)	$0.33	$0.34	$0.50	$0.51	$0.50	$0.51	$0.49
Diluted net income (loss) per common share	$(0.23)	$0.33	$0.34	$0.50	$0.51	$0.50	$0.51	$0.49
Dividends declared per common share	$0.24	$0.24	$0.24	$0.24	$0.23	$0.23	$0.23	$0.23
Book value per common share	$19.05	$19.51	$19.56	$19.50	$19.31	$18.92	$18.62	$17.51
Average fully diluted shares	16,434,214	16,418,588	16,427,213	16,407,778	16,422,161	16,508,922	16,069,771	15,400,865
Noninterest income breakdown:
Securities gains	$1	$9	$79	$574	$15	$22	$4	$2
Service charges on deposit accounts	3,297	3,249	3,202	3,030	3,211	2,999	2,630	2,308
Gains on sales of mortgage loans	516	397	653	722	590	738	773	638
Fees on sales of investment products	928	820	905	822	518	765	906	800
Trust and investment management fees	2,201	2,380	2,505	2,397	2,581	2,365	2,361	2,281
Insurance agency commissions	1,183	1,282	1,357	2,086	1,203	1,294	1,438	2,690
Income from bank owned life insurance	719	742	727	714	732	720	693	684
Visa check fees	691	727	761	696	747	730	717	590
Other income	1,437	1,273	1,506	1,655	1,783	1,497	1,351	913
Total	10,973	10,879	11,695	12,696	11,380	11,130	10,873	10,906
Noninterest expense breakdown:
Salaries and employee benefits	$13,441	$11,949	$13,862	$13,763	$13,343	$14,654	$13,776	$13,434
Occupancy expense of premises	2,612	2,732	2,619	2,799	2,288	2,946	2,709	2,417
Equipment expenses	1,642	1,515	1,560	1,439	1,829	1,631	1,501	1,602
Marketing	652	526	488	497	674	359	675	529
Outside data services	1,054	1,116	1,081	1,122	1,094	870	1,077	926
Amortization of intangible assets	1,103	1,103	1,117	1,124	1,124	1,123	1,031	802
Goodwill impairment loss	1,909	2,250	0	0	0	0	0	0
Other expenses	4,820	4,076	4,159	3,959	4,964	4,316	4,190	3,904
Total	27,233	25,267	24,886	24,703	25,316	25,899	24,959	23,614

* The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.
The non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)
(Dollars in thousands, except per share data)

	2008				2007
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$457,571	$452,815	$461,000	$459,768	$456,305	$439,091	$427,252	$404,177
Residential construction loans	189,249	221,630	199,602	183,690	166,981	154,908	154,444	144,744
Commercial mortgage loans	847,452	804,728	752,905	732,692	662,837	645,790	660,004	621,692
Commercial construction loans	223,169	247,930	273,059	256,714	262,840	246,569	236,278	225,108
Commercial loans and leases	366,978	358,097	356,256	354,509	351,773	343,653	316,409	282,854
Consumer loans	406,227	397,218	386,126	376,650	376,295	371,588	370,621	357,607
Total loans and leases	2,490,646	2,482,418	2,428,948	2,364,023	2,277,031	2,201,599	2,165,008	2,036,182
Less: allowance for loan and lease losses	(50,526)	(38,266)	(33,435)	(27,887)	(25,092)	(23,567)	(23,661)	(22,186)
Net loans and leases	2,440,120	2,444,152	2,395,513	2,336,136	2,251,939	2,178,032	2,121,347	2,013,996
Goodwill	76,248	75,701	78,376	78,111	76,585	76,625	77,457	53,913
Other intangible assets, net	12,183	13,286	14,390	15,507	16,630	17,754	18,878	15,244
Total assets	3,313,638	3,195,117	3,164,123	3,160,896	3,043,953	2,965,492	3,101,409	2,945,477
Total deposits	2,365,257	2,248,812	2,294,791	2,340,568	2,273,868	2,280,102	2,386,226	2,274,322
Customer repurchase agreements	75,106	77,630	93,919	101,666	98,015	122,130	113,622	114,712
Total stockholders' equity	391,862	319,700	320,218	318,967	315,640	310,624	306,255	275,319
Quarterly average balance sheets:
Residential mortgage loans	$457,956	$463,778	$462,858	$463,597	$453,568	$441,190	$426,496	$406,886
Residential construction loans	208,616	210,363	193,822	174,626	163,922	151,306	151,785	151,194
Commercial mortgage loans	833,752	779,652	733,905	690,289	649,101	647,659	630,335	565,277
Commercial construction loans	236,176	253,806	261,360	266,098	252,705	244,975	239,299	203,371
Commercial loans and leases	361,731	356,327	359,287	351,862	339,744	323,439	300,325	246,218
Consumer loans	400,937	391,640	380,911	378,261	374,572	370,585	362,221	353,668
Total loans and leases	2,499,168	2,455,566	2,392,143	2,324,733	2,233,612	2,179,154	2,110,461	1,926,614
Securities	431,858	423,082	431,182	427,819	451,168	458,984	523,507	551,566
Total earning assets	2,972,173	2,898,968	2,862,012	2,795,453	2,725,801	2,733,572	2,711,225	2,518,797
Total assets	3,235,432	3,167,145	3,134,440	3,072,428	3,006,086	3,019,065	2,979,820	2,743,890
Total interest-bearing liabilities	2,405,890	2,363,299	2,344,266	2,311,629	2,222,387	2,214,606	2,212,376	2,048,323
Noninterest-bearing demand deposits	458,538	453,281	441,330	412,369	439,967	463,018	450,887	408,954
Total deposits	2,305,880	2,264,990	2,306,867	2,260,837	2,283,122	2,340,004	2,290,413	2,099,409
Customer repurchase agreements	84,012	81,158	92,968	94,841	112,828	113,425	109,187	101,805
Stockholders' equity	342,639	321,028	320,409	315,755	310,605	307,564	286,040	255,781
Capital and credit quality measures:
Average equity to average assets	10.59%	10.14%	10.22%	10.28%	10.33%	10.19%	9.60%	9.32%
Allowance for loan and lease losses to loan and leases	2.03%	1.54%	1.38%	1.18%	1.10%	1.07%	1.09%	1.09%
Nonperforming assets to total assets	2.18%	2.14%	2.05%	1.48%	1.15%	0.87%	0.71%	0.24%
Annualized net charge-offs (recoveries) to
average loans and leases	0.88%	0.28%	0.11%	(0.02)%	0.04%	0.16%	0.05%	0.00%
Miscellaneous data:
Net charge-offs (recoveries)	$5,531	$1,714	$642	$(129)	$200	$844	$265	$(17)
Nonperforming assets:
Non-accrual loans and leases	67,950	64,246	60,373	37,353	23,040	17,362	18,818	1,982
Loans and leases 90 days past due	1,038	2,074	2,538	8,244	11,362	8,009	3,347	5,084
Restructured loans and leases	395	395	655	655	0	0	0	0
Other real estate owned, net	2,860	1,698	1,352	661	461	431	0	0
Total nonperforming assets	72,243	68,413	64,918	46,913	34,863	25,802	22,165	7,066

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Three Months Ended December
	2008			2007
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$457,956	$6,976	6.09%	$453,568	$7,130	6.29%
Residential construction loans	208,616	2,857	5.45	163,922	2,817	6.82
Commercial mortgage loans	833,752	13,494	6.44	649,101	11,642	7.12
Commercial construction loans	236,176	2,718	4.58	252,705	5,226	8.20
Commercial loans and leases	361,731	5,638	6.21	339,744	6,892	8.06
Consumer loans	400,937	4,771	4.73	374,572	6,374	6.75
Total loans and leases	2,499,168	36,454	5.81	2,233,612	40,081	7.13
Securities*	431,858	5,680	5.19	451,168	6,959	6.07
Interest-bearing deposits with banks	515	3	2.71	3,557	42	4.64
Federal funds sold	40,632	56	0.54	37,464	437	4.62
TOTAL EARNING ASSETS	2,972,173	42,193	5.65%	2,725,801	47,519	6.92%

Less: allowance for loan and lease losses	(41,204)			(23,791)
Cash and due from banks	50,963			53,839
Premises and equipment, net	52,092			55,033
Other assets	201,408			195,204
Total assets	$3,235,432			$3,006,086

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$236,609	$143	0.24%	$236,251	$182	0.31%
Regular savings deposits	144,275	90	0.25	153,791	114	0.29
Money market savings deposits	636,628	2,487	1.55	735,526	6,460	3.48
Time deposits	829,830	7,166	3.44	717,587	7,897	4.37
Total interest-bearing deposits	1,847,342	9,886	2.13	1,843,155	14,653	3.15
Borrowings	558,548	4,470	3.19	379,232	4,056	4.25
TOTAL INTEREST-BEARING LIABILITIES	2,405,890	14,356	2.38	2,222,387	18,709	3.34

Noninterest-bearing demand deposits	458,538			439,967
Other liabilities	28,365			33,127
Stockholder's equity	342,639			310,605
Total liabilities and stockholders' equity	$3,235,432			$3,006,086

Net interest income and spread on a fully tax
equivalent basis		27,837	3.27%		28,810	3.58%
Less: tax equivalent adjustment		1,164			1,410
Net interest income		26,673			27,400

Interest income/earning assets			5.65%			6.92%
Interest expense/earning assets			1.92			2.73
Net interest margin			3.73%			4.19%

*Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.51% (or a combined marginal federal and state rate of 39.88%) for 2008 and a marginal state income tax rate of 6.55% (or a combined marginal federal and state rate of 39.26%) for 2007, to increase tax-exempt interest income to a taxable-equivalent basis.  The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $4.6 million in 2008 and $5.6 million in 2007.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Twelve Months Ended December 31,
		2008			2007
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$463,853	$28,547	6.15%	$431,563	$26,394	6.12%
Residential construction loans	196,926	11,585	5.88	154,578	11,047	7.15
Commercial mortgage loans	759,658	50,699	6.67	624,080	44,992	7.21
Commercial construction loans	254,309	13,859	5.45	235,250	20,828	8.85
Commercial loans and leases	357,311	24,007	6.72	302,671	24,910	8.23
Consumer loans	387,983	20,503	5.28	365,334	25,367	6.94
Total loans and leases	2,420,040	149,200	6.17	2,113,476	153,538	7.26
Securities*	428,479	23,522	5.49	495,928	29,663	5.98
Interest-bearing deposits with banks	3,213	82	2.55	21,600	1,123	5.20
Federal funds sold	30,711	585	1.90	42,305	2,157	5.10
TOTAL EARNING ASSETS	2,882,443	173,389	6.02%	2,673,309	186,481	6.98%

Less: allowance for loan and lease losses	(32,629)			(22,771)
Cash and due from banks	49,981			54,294
Premises and equipment, net	53,207			52,604
Other assets	199,584			178,015
Total assets	$3,152,586			$2,935,451

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$242,848	$671	0.28%	$236,940	$808	0.34%
Regular savings deposits	153,123	455	0.30	165,134	535	0.32
Money market savings deposits	669,239	12,247	1.83	643,047	23,809	3.70
Time deposits	777,979	29,443	3.78	768,005	34,764	4.53
Total interest-bearing deposits	1,843,189	42,816	2.32	1,813,126	59,916	3.30
Borrowings	513,237	17,570	3.42	361,884	16,233	4.49
TOTAL INTEREST-BEARING LIABILITIES	2,356,426	60,386	2.56	2,175,010	76,149	3.50

Noninterest-bearing demand deposits	441,459			440,853
Other liabilities	29,706			29,364
Stockholder's equity	324,995			290,224
Total liabilities and stockholders' equity	$3,152,586			$2,935,451

Net interest income and spread on a fully tax
equivalent basis		113,003	3.46%		110,332	3.48%
Less: tax equivalent adjustment		4,545			5,506
Net interest income		108,458			104,826

Interest income/earning assets			6.02%			6.98%
Interest expense/earning assets			2.10			2.85
Net interest margin			3.92%			4.13%

*Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.51% (or a combined marginal federal and state rate of 39.88%) for 2008 and a marginal state income tax rate of 6.55% (or a combined marginal federal and state rate of 39.26%) for 2007, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $4.5 million in 2008 and $5.5 million in 2007.